Exhibit 99.1

Genpact Reports Results for the First Quarter of 2016

Revenues of $610 Million, Up 4% (~6% on a constant currency basis)

Global Client BPO Revenues of $406 Million, Up 9% (~12% on a constant currency basis)

Adjusted Diluted EPS of $0.31, Up 30%

NEW YORK, May 5, 2016 — Genpact Limited (NYSE: G), a global leader in digitally-powered business process management and services, today announced financial results for the first quarter ended March 31, 2016.

Key Financial Results – First Quarter 2016

•	Total revenue was $609.7 million, up 4% year over year (up ~6% on a constant currency basis).
•	Income from operations was $75.6 million, up 2% year over year, and adjusted income from operations was $85.4 million, up 2% year over year, with an adjusted income from operations margin of 14.0%.
•	Diluted earnings per share were $0.27, up 36% year over year, and adjusted diluted earnings per share were $0.31, up 30% year over year.
•

Genpact repurchased approximately 1.4 million of its common shares during the quarter at an average price of $24.35 per share for a total of $33 million under its $500 million share repurchase program. Since the inception of this program in February 2015, Genpact has repurchased 11.2 million of its shares at an average price of $23.16 per share for a total of $260 million.

“We delivered solid first quarter results, driven by continued strong momentum in our core Global Client BPO business in a challenging global economy,” said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO. “I believe we are in a better position today than we have ever been to meet the transformational needs of our clients, particularly in a world that is changing at a rapid pace. Our highly differentiated Lean DigitalSM approach, which delivers the full power of digital focused on mid and back office operations, is resonating in the marketplace as we are being invited to more and more CXO-led transformation conversations.  In addition, we believe Lean DigitalSM is expanding our addressable market in our chosen verticals, service lines and geographic markets, and enabling faster and greater client penetration than previously possible.”

Revenue Details – First Quarter 2016

•	Revenue from Global Clients was $502 million, up 6% year over year (up ~9% on a constant currency basis), representing approximately 82% of total revenues.
•	Revenue from GE was $107 million, down 5% year over year, representing approximately 18% of total revenues.
•	Total BPO revenue was $489 million, up 6% year-over-year, representing approximately 80% of total revenues.
•	Global Client BPO revenue was $406 million, up 9% year over year (up ~12% on a constant currency basis).
•	GE BPO revenue was $83 million, down 7% year over year.
•	Total IT revenue was $121 million, down 4% year over year, representing approximately 20% of total revenues.
•	Global Client IT revenue was $96 million, down 5% year over year.
•	GE IT revenue was $25 million, down 2% year over year.

During the first quarter ended March 31, 2016, GE divested certain businesses that Genpact continues to serve. Historically we have reclassified revenues from these divested GE businesses as Global Client revenues in each fiscal quarter beginning on the date of divestiture. However, we will now reclassify such revenue as Global Client revenue only at the end of each fiscal year. We believe that this change allows us to provide a more consistent view of the trends underlying our Global Client and GE businesses. If we had reclassified the revenue from such GE-divested businesses during the first quarter, Global Client revenues for the quarter ended March 31, 2016 would have been $513 million and GE revenues would have been $96 million.

Cash Flow from Operations

•	We utilized $12 million of cash from operations in the first quarter of 2016, compared to generating $24 million in cash from operations in the first quarter of 2015.

Other Metrics as of March 31, 2016

•

For the 12-month period ended March 31, 2016, the number of our client relationships generating annual revenue over $5 million increased to 105 from 94 as of March 31, 2015. This includes client relationships generating more than $15 million in annual revenue increasing to 34 from 30, and client relationships generating more than $25 million in annual revenue increasing to 18 from 17 over the same period.

•	Genpact's employee attrition rate for the quarter was approximately 25%, measured from the first day of employment, compared to 28% for the same period in 2015.

2016 Outlook

Genpact expects:

•	Total revenue for 2016 to be in the range of $2.62 to $2.66 billion, which represents a constant currency growth range of 8% to 10%;
•	Global Client revenue growth to be in a range of 12.5% to 14% on a constant currency basis;
•	Adjusted income from operations margin to be approximately 15.5%; and
•	Adjusted EPS of $1.40 to $1.42.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 8:00 a.m. ET on May 5, 2016 to discuss the company’s performance for the first quarter of 2016. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the participant code, 81979254.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.”  We are a global leader in digitally-powered business process management and services. We architect the Lean DigitalSM enterprise through our patented Smart Enterprise Processes (SEPSM) framework that reimagines our clients’ operating models end-to-end, including the middle and back offices.  This creates Intelligent OperationsSM that we help design, transform, and run. The impact on our clients is a high return on transformation investments through growth, efficiency, and business agility.  For two decades, first as a General Electric division and later as an independent company, we have been passionately serving our clients. Today, we generate impact for a few hundred strategic clients, including approximately one-fifth of the Fortune Global 500, and have grown to over 70,000 people in 25 countries, with key offices in New York City. The resulting business process and industry domain expertise and experience running complex operations are a unique heritage and focus that help us drive the best choices across technology, analytics, and organizational design. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange

Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of March 31,
	2015	2016
Assets
Current assets
Cash and cash equivalents	$450,907	$429,795
Accounts receivable, net	590,137	605,598
Prepaid expenses and other current assets	154,025	198,535
Total current assets	$1,195,069	$1,233,928
Property, plant and equipment, net	175,396	179,699
Deferred tax assets	99,395	103,906
Investment in equity affiliates	6,677	8,315
Intangible assets, net	98,601	89,648
Goodwill	1,038,346	1,055,737
Other assets	180,005	172,331
Total assets	$2,793,489	$2,843,564
Liabilities and equity
Current liabilities
Short-term borrowings	$21,500	$81,500
Current portion of long-term debt	39,134	39,148
Accounts payable	10,086	9,222
Income taxes payable	24,122	33,079
Accrued expenses and other current liabilities	499,638	427,420
Total current liabilities	$594,480	$590,369
Long-term debt, less current portion	737,332	727,538
Deferred tax liabilities	2,093	1,977
Other liabilities	155,228	170,455
Total liabilities	$1,489,133	$1,490,339
Redeemable non-controlling interest	—	3,621
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 211,472,312 and 210,490,107 issued and outstanding as of December 31, 2015 and March 31, 2016, respectively	2,111	2,100
Additional paid-in capital	1,342,022	1,354,406
Retained earnings	411,508	437,043
Accumulated other comprehensive income (loss)	(451,285)	(443,945)
Total equity	$1,304,356	$1,349,604
Total liabilities, redeemable non-controlling interest and equity	$2,793,489	$2,843,564

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2015	2016
Net revenues	$587,153	$609,703
Cost of revenue	357,476	372,848
Gross profit	$229,677	$236,855
Operating expenses:
Selling, general and administrative expenses	148,748	160,149
Amortization of acquired intangible assets	7,341	6,145
Other operating (income) expense, net	(462)	(5,061)
Income from operations	$74,050	$75,622
Foreign exchange gains (losses), net	(7,545)	(998)
Interest income (expense), net	(9,025)	(2,838)
Other income (expense), net	458	878
Income before equity-method investment activity, net and income tax expense	$57,938	$72,664
Gain (loss) on equity-method investment activity, net	(2,223)	(2,145)
Income before income tax expense	$55,715	$70,519
Income tax expense	11,062	12,243
Net income	$44,653	$58,276
Net loss (income) attributable to non-controlling interest	—	289
Net income attributable to Genpact Limited shareholders	$44,653	$58,565
Net income available to Genpact Limited common shareholders	$44,653	$58,565
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.20	$0.28
Diluted	$0.20	$0.27
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	219,892,695	210,780,165
Diluted	222,347,101	213,892,964

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2015	2016
Operating activities
Net income attributable to Genpact Limited shareholders	$44,653	$58,565
Net income (loss) attributable to non-controlling interest	—	(289)
Net income	$44,653	$58,276
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	13,517	13,155
Amortization of debt issuance costs (including loss on extinguishment of debt)	1,840	385
Amortization of acquired intangible assets	7,341	6,145
Intangible assets write-down	—	4,943
Reserve for doubtful receivables	872	3,120
Unrealized loss on revaluation of foreign currency asset/liability	5,632	354
Equity-method investment activity, net	2,223	2,145
Excess tax benefit on stock-based compensation	—	(2,163)
Stock-based compensation expense	4,660	5,336
Deferred income taxes	(2,559)	(5,118)
Others, net	(44)	63
Change in operating assets and liabilities:
Increase in accounts receivable	(13,449)	(17,697)
Increase in prepaid expenses, other current assets and other assets	(10,414)	(27,123)
Increases (decrease) in accounts payable	177	(70)
Decrease in accrued expenses, other current liabilities and other liabilities	(42,376)	(64,360)
Increase in income taxes payable	12,215	10,823
Net cash provided by (used for ) operating activities	$24,288	$(11,786)
Investing activities
Purchase of property, plant and equipment	(13,991)	(25,495)
Proceeds from sale of property, plant and equipment	576	132
Investment in equity affiliates	(6,701)	(3,783)
Payment for business acquisitions, net of cash acquired	(11,678)	(2,339)
Net cash used for investing activities	$(31,794)	$(31,485)
Financing activities
Repayment of capital lease obligations	(539)	(454)
Payment of debt issuance and refinancing costs	(1,045)	—
Repayment of long-term debt	(1,687)	(10,000)
Proceeds from short-term borrowings	1,410,000	60,000
Repayment of short-term borrowings	(1,410,000)	—
Proceeds from issuance of common shares under stock-based compensation plans	6,524	4,937
Payment for net settlement of stock-based awards	(5,603)	(49)
Payment of earn-out/deferred consideration	(126)	(965)
Payment for stock purchased and retired	(13,298)	(33,017)
Payment for expenses related to stock purchase	(12)	(27)
Excess tax benefit on stock-based compensation	—	2,163
Net cash provided by (used for) financing activities	$(15,786)	$22,588
Effect of exchange rate changes	(4,186)	(429)
Net decrease in cash and cash equivalents	(23,292)	(20,683)
Cash and cash equivalents at the beginning of the period	461,788	450,907
Cash and cash equivalents at the end of the period	$434,310	$429,795
Supplementary information
Cash paid during the period for interest	$6,943	$3,968
Cash paid during the period for income taxes	$13,120	$23,229
Property, plant and equipment acquired under capital lease obligations	$372	$283

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;
•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months ended March 31, 2015 and 2016:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended March 31,
	2015	2016
Income from operations per GAAP	$74,050	$75,622
Add: Stock-based compensation	4,660	5,336
Add: Amortization of acquired intangible assets[1]	6,112	5,238
Add: Acquisition-related expenses	798	164
Add: Other income (expense), net	458	878
Less: Loss on equity-method investment activity, net	(2,223)	(2,145)
Add: Net loss attributable to non-controlling interest	—	289
Adjusted income from operations	$83,855	$85,382

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2015	2016
Net income attributable to Genpact Limited shareholders per GAAP	$44,653	$58,565
Add: Stock-based compensation	4,660	5,336
Add: Amortization of acquired intangible assets[1]	6,112	5,238
Add: Acquisition-related expenses	798	164
Less: Tax impact on stock-based compensation	(1,153)	(1,336)
Less: Tax impact on amortization of acquired intangibles	(1,910)	(1,660)
Less: Tax impact on acquisition-related expenses	(229)	(59)
Adjusted net income	$52,931	$66,248
Adjusted diluted earnings per share	$0.24	$0.31

[1]	See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” for a description of the amortization expenses included in this item.